UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)	April 23, 2007

Toreador Resources Corporation

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

0-02517	75-0991164
(Commission File Number)	(IRS Employer Identification No.)

4809 Cole Avenue, Suite 108
Dallas, Texas	75205
(Address of Principal Executive Offices)	(Zip Code)

(214) 559-3933

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02 Unregistered Sales of Equity Securities

As described by Toreador Resources Corporation (“Toreador”) in its Current Reports on Form 8-K filed with the Securities and Exchange Commission on March 22, 2007 and March 26, 2007, Toreador entered into a Securities Purchase Agreement (the “Securities Purchase Agreement”) with six institutional investors on March 21, 2007, and on March 23, 2007, closed the transactions pursuant to the Securities Purchase Agreement including issuing Warrants (the “Warrants”) exercisable into an aggregate of 489,155 shares of Toreador common stock (“Warrant Shares”) at an exercise price of $16.60 per share.

On April 23, 2007, two of the six institutional investors from the Securities Purchase Agreement (the “Exercising Investors”) exercised their Warrants for an aggregate of 326,104 Warrant Shares with Toreador receiving aggregate gross proceeds from the exercise of the Warrants of $5,413,326.40. Pursuant to the terms of the Warrants, since the four institutional investors holding the Warrants for the remaining 163,051 Warrant Shares did not exercise their Warrants, the two Exercising Investors have until April 30, 2007 to exercise the Warrants for their pro rata portion of the remaining 163,051 Warrant Shares at their discretion.

The offer and sale of the Warrant Shares is being made pursuant to Rule 506 promulgated pursuant to the Securities Act of 1933, as amended, since each of the Exercising Investors is an “accredited investor” as defined by Rule 501 promulgated pursuant to the Securities Act of 1933, as amended.

* * * * *

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TOREADOR RESOURCES CORPORATION

Date:	April 27, 2007
		By:	/s/ Douglas W. Weir
Douglas W. Weir, Senior Vice President and Chief

Financial Officer